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                                                                      Exhibit 15



                LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION



April 6, 1999



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated October 27, 1998 and January 25, 1999, on our reviews of interim consolidated financial information of Regis Corporation for the periods ended September 30, 1998 and 1997 and December 31, 1998 and 1997, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998, are incorporated by reference in this registration statement on Form S-4 for the registration of 2,365,160 shares of Regis Corporation
Common Stock.


                                   /s/ PRICEWATERHOUSECOOPERS LLP

                                   PRICEWATERHOUSECOOPERS LLP